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                                                            Exhibit 5.1



July 3, 2002

Charming Shoppes, Inc.
450 Winks Lane
Bensalem, PA  19020

RE:   Charming Shoppes, Inc.
      Registration Statement on Form S-3

Ladies and Gentlemen:

              We have acted as counsel to Charming Shoppes, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 9,525,993 shares of common stock, par value $0.10 per share of the Company (the "Common Stock"), which were issued to LFAS, Inc. (the "Selling Shareholder"), a subsidiary of The Limited, Inc. ("The Limited").

              For purposes of this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, each as amended to date, the Stock Purchase Agreement among the Company, Venice Acquisition Corporation, the Selling Shareholder and The Limited dated as of July 9, 2001 and such other agreements, instruments, documents and records relating to the Company and the Common Stock as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all records and other information made available to us by the Company.

              We express no opinion concerning the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

              Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement have been validly issued and are fully paid and non-assessable by the Company under the laws of the Commonwealth of Pennsylvania.

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Charming Shoppes, Inc.
July 3, 2002
Page 2

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                      Sincerely yours,



                                                  /s/ DRINKER BIDDLE & REATH LLP